Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-85530, dated October 21, 1994, Registration No. 333-3464, dated April 18, 1996, Registration No. 333-63085, dated September 9, 1998, Registration No. 333-82185, dated July 2, 1999, Registration No. 333-118506, dated August 24, 2004, Registration No. 333-172831, dated March 15, 2011, Registration No. 333-176402, dated August 19, 2011, Registration No. 333-193051, dated December 23, 2013, Registration No. 333-201659, dated January 23, 2015 and Registration No. 333-215130 dated December 16, 2016 on Form S-8 and Registration No. 33-62012, dated April 11, 1996, Registration No. 333-91649, dated November 24, 1999, Registration No. 333-51400, dated December 7, 2000, Registration No. 333-121844, dated January 5, 2005, Registration No. 333-182114, dated June 14, 2012 and Registration No. 333-207524 dated October 20, 2015 on Form S-3, Registration No. 333-121844, dated January 21, 2005 and Registration No. 333-207524, dated December 21, 2015 on Form S-3/A of our report dated March 22, 2018, relating to our audits of the consolidated financial statements of Innodata Inc. and Subsidiaries as of December 31, 2017 and 2016, and for the years then ended, included in this Annual Report on Form 10-K of Innodata Inc. for the year ended December 31, 2017.

/s/ CohnReznick LLP

Roseland, New Jersey
March 22, 2018